NEWGOLD, INC.
400 Capitol Mall, Suite 900
Sacramento, CA 95814

NOTICE OF ADJOURNED ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 17, 2006

TO THE STOCKHOLDERS:

As you are aware, proxy material was previously sent to you relating to Newgold’s 2006 Annual Meeting of Stockholders held at the Incline Village Championship Golf Course, Incline Village, Nevada on Friday, October 20, 2006 at 9:00 A.M. (Pacific Time).

Although the annual meeting was held, insufficient shares of Newgold’s outstanding common stock were present either in person or by proxy at the meeting to establish a quorum which prevented the stockholders from transacting business at the meeting. Consequently, the meeting was adjourned to November 17, 2006 at which time Newgold will attempt to establish a quorum to allow business to be transacted. The reconvened meeting will be held at 9:00 A.M. (Pacific Time) at Newgold’s corporate offices at 400 Capitol Mall, Suite 900, Sacramento, California 95814. At the reconvened meeting, as described in greater detail in the Proxy Statement previously provided, stockholders will consider and vote upon:

1.	the election of four directors to serve on the Board of Directors until the 2007 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.	the approval of the Newgold 2006 Stock Option Plan;

3.	amending the Certificate of Incorporation to change the Company’s name to Firstgold, Corp.; and

4.	the transaction of any other business that is properly presented before the annual meeting or any adjournment or postponement thereof.

All holders of shares of common stock, as of the close of business on September 22, 2006, are entitled to receive notice of, and to vote at, the reconvened annual meeting or any adjournment or postponement thereof. Management urges any stockholders who have not yet submitted their voting proxy to do so in order for such proxy to be counted at the reconvened annual meeting. Those stockholders who have previously sent in their proxy or voted in person at the annual meeting need not submit a new proxy unless they wish to change their vote. For your convenience, we have included another proxy card for your use if you have not yet submitted a proxy or wish to change your previous proxy vote.

All stockholders are cordially invited to attend the reconvened annual meeting in person. However, to assure your representation at the meeting, if you have not previously submitted a proxy, you are urged to submit your proxy as promptly as possible whether or not you plan to attend the reconvened meeting. Any stockholder attending the meeting may vote in person even if he or she submitted a proxy.

By Order of the Board of Directors,

/s/ Scott Dockter
A. Scott Dockter
Chief Executive Officer

Sacramento, California
October 25, 2006

IMPORTANT

Whether or not you expect to attend the reconvened 2006 Annual Meeting of Stockholders in person, if you have not already done so, please complete, date, sign, and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Your proxy will be revocable any time prior to its exercise either in writing or by voting your shares personally at the reconvened 2006 Annual Meeting of Stockholders.

PLEASE DATE, SIGN AND MAIL YOUR
PROXY CARD BACK AS SOON AS POSSIBLE!

ANNUAL MEETING OF STOCKHOLDERS
NEWGOLD, INC.

November 17, 2006

Please Complete and Mail in the Envelope Provided

This proxy is being solicited on behalf of the Board of Directors of Newgold.

[X] Please mark your votes as in this example

The Board of Directors recommends a vote FOR the nominees for director in Proposal No. 1.

1. Election of Directors:	FOR	AGAINST	ABSTAIN	WITHHELD

A. Scott Dockter	[_]	[_]	[_]	[_]
James Kluber	[_]	[_]	[_]	[_]
Terrence Lynch	[_]	[_]	[_]	[_]
Stephen Akerfeldt	[_]	[_]	[_]	[_]

2. Approval of Newgold’s	FOR	AGAINST	ABSTAIN	WITHHELD
2006 Stock Option Plan	[_]	[_]	[_]	[_]

3. Approval to amend the Company’s	FOR	AGAINST	ABSTAIN	WITHHELD
Certificate of Incorporation to change	[_]	[_]	[_]	[_]
the Company’s name to
“Firstgold Corp.”

4.    In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

Please check this box if you plan to attend the Annual Meeting. [_]

Change of Address / Comments [_]

Signature(s) ______________________________ Date __________________

NOTE:    Please sign exactly as name appears above. Joint owners should each sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

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RETURN PROXY CARD